UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2016

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On February 3, 2016, CryoLife, Inc., or CryoLife,  and Merit Medical Systems, Inc., or Merit, entered into an Asset Purchase Agreement pursuant to which CryoLife sold to Merit certain assets related to the manufacture of, and inventory of,  CryoLife’s Hemodialysis Reliable Outflow Graft, or the HeRO® Graft, and related products, and Merit agreed to assume certain liabilities related to the manufacture and distribution of the HeRO® Graft and related products. Pursuant to the terms of the Asset Purchase Agreement, Merit paid us an aggregate purchase price of $18,500,000 in cash, $740,000 of which will be held in an escrow account for a period of one year to secure certain indemnification obligations,  as described below.

In connection with the transactions contemplated by the Asset Purchase Agreement, we agreed to indemnify Merit from losses arising from breaches of representations, warranties, covenants and from certain other matters pursuant to the terms of the Asset Purchase Agreement; provided that, subject to certain exceptions, Merit will not be entitled to such indemnification unless and until the aggregate amount of such losses exceeds $185,000, and that the maximum amount recoverable will not, in any case, exceed $18,500,000.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1.    A press release was issued by us on February 4, 2016 regarding the execution of the Asset Purchase Agreement, which is furnished hereto as Exhibit 99.1.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement between Merit Medical Systems, Inc. and CryoLife, Inc., dated February 3, 2016
99.1*	Press Release of CryoLife, Inc. dated February 4, 2016

* Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

Date: February 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement between Merit Medical Systems and CryoLife, Inc., dated February 3, 2016
99.1*	Press Release of CryoLife, Inc. dated February 4, 2016

* Furnished herewith, not filed.